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      NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER
                       THE LAWS OF THE STATE OF NEVADA


/              /                                                 /             /
     NUMBER                                                         SHARES


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                       WALL STREET STRATEGIES CORPORATION

                                                            SEE REVERSE FOR
AUTHORIZED 50,000,000 SHARES                                CERTAIN DEFINITIONS
OF COMMON STOCK
                                                            CUSIP 932089-105


THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


   FULLY PAID AND NON-ASSESSABLE SHARES OF WALL STREET STRATEGIES CORPORATION


transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                           PAR VALUE: $.001 PER SHARE

                       WALL STREET STRATEGIES CORPORATION
                                CORPORATE NEVADA
                                 CORPORATE SEAL


/S/  David McCallen                            /S/ Ian Rice
------------------------------------      --------------------------------------
          SECRETARY                                CHAIRMAN